AMENDMENT NO. 1
TO CBC CONSULTING AGREEMENT

THIS AMENDMENT NO. 1 TO CBC CONSULTING AGREEMENT, dated as of December 14, 2006 (this “Amendment”), is entered into between the parties with reference to the following facts:

A. The CBC Consulting Agreement (the “Contract”) was entered into as of March 30, 2006 and provided for certain Incentive Compensation.

B. The Company and CBC desire to amend the Contract as set forth in this Amendment to more accurately relate the Incentive Compensation to the Services being provided by CBC.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  Amendment of Exhibit 2.2 to the Contract. Exhibit 2.2 to the Contract is hereby amended by changing the number of shares in each of the two boxes that originally read 1,000,000 to 200,000.

2.  Amendment to Section 3 of the Contract. Section 3 of the Contract is amended by adding a new Section 3.3, as follows:

3.3
Stock Option Grant. On the effective date of this Amendment, the Company will grant to CBC options to purchase a total of 1,800,000 shares of the Company’s common stock at the market price of the stock on the date of the grant. The options shall vest on the following schedule and shall be exercisable for a period of ten years following the grant.

Products to be completed by 5/31/08	Product Designed and Patent Filed Vesting	Product Commercialized Vesting	Total Options Vested

S Tile	40,905	40,905	81,810
HVAC Bladder	163,635	163,635	327,270
Suncone / Water	327,275	327,275	654,550
Suncone / Power	368,185	368,185	763,370

All share amounts set forth in this Section 3 shall be adjusted for stock splits, consolidations, reorganizations and similar transactions.

3.  Effect. Except as and to the extent amended by this Amendment, the Contract shall remain in full force and effect in accordance with its terms.

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4.  Counterparts. This Amendment may be executed in two or more counterparts and by facsimile, each of which shall be considered an original instrument, but all of which together shall be considered one and the same agreement, and shall become binding when one or more counterparts have been executed and delivered by each of the parties hereto.

5.  Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California applicable to a contract executed and performed in the State of California, without giving effect to the conflicts of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

OPEN ENERGY CORPORATION,
a Nevada corporation

By: /s/ David Saltman
Name: David Saltman
Title: President

CONNECT BY COMPUTER, LLC,
a California limited liability company

By: /s/ Ron Gangemi
Name:
Title:

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